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                            CERTIFICATE OF FORMATION
                                       OF
                           MERRILL COMMUNICATIONS LLC

         The undersigned, intending to form a limited liability company under the Delaware Limited Liability Company Act (the "Act"), and as required by
Section 18-201 thereof, hereby states the following:

         1. The name of the limited liability company is Merrill Communications LLC (the "Company").

         2. The address of the Company's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 in the City of Wilmington, County of New Castle. The name of the Company's registered agent at such address is The Corporation Trust Company.

         The undersigned has executed this Certificate of Formation of Merrill Communications LLC this 5th day of November, 1999.




                                                     /s/ Nona L. Goertz
                                                    --------------------------
                                                    Authorized Person